                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 22, 1999

                        Commission file number: 333-41939
                                                ----------
                           STELLEX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     13-3971931
(State or Other Jurisdiction of              (IRS Employer Identification No.)

                  Incorporation or Organization)

                           680 Fifth Avenue, 8th Floor

                            New York, New York 10019
                                 (212) 931-5333

               (address, including zip code and telephone number, including area code, of registrant's principal executive offices)

 Stellex Industries, Inc., 1430 Broadway, 13th Floor, New York, New York, 10018
 ------------------------------------------------------------------------------

                        (Former name and former address)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

        On April 22, 1999, Stellex Technologies, Inc. ("Stellex" or the "Company") completed the acquisition of substantially all of the assets of privately held Precision Machining, Inc. ("Precision"). Precision Machining, located in Wellington, Kansas, is a leading manufacturer of complex aerostructure components, serving the commercial, military and business aviation segments of the aerospace industry. Precision specializes in high speed five-axis machining of aluminum, titanium and other hard alloys. Stellex's acquisition of Precision was effected pursuant to the Asset Purchase Agreement by and among Stellex Precision Machining, Inc., a wholly-owned subsidiary of Stellex, as purchaser, and Precision, BK Metals, Inc., Billy Bert Meridith and the Billy Bert Meridith Trust (collectively, the "Sellers"), dated April 22, 1999.

        The aggregate purchase price for the acquisition of Precision, determined through negotiations between Stellex and the Sellers, was approximately $86.0 million. The acquisition was financed through borrowings by Stellex under a new $235 million senior secured credit facility and the issuance of 20,000 shares of 13% Senior Cumulative Redeemable Preferred Stock by Stellex having an aggregate liquidation preference of $20 million (the "Preferred Stock"). The new senior secured credit facility was effected pursuant to the Second Amended and Restated Credit Agreement dated as of April 22, 1999 among Stellex and the financial institutions party thereto. The Credit Agreement provides for a two tranche term loan comprised of a $60 million Term A facility and a $110 million Term B facility, in addition to a $65 million revolving loan facility. The Term A facility has a six-year term with escalating quarterly principal payments bearing interest at either the base rate plus a margin rate of up to 2.0% based on a leverage ratio or the Eurodollar rate plus a margin rate of up to 3.0% based on a leverage ratio. The Term B facility has a ninety-month term with escalating quarterly principal payments bearing interest at either the base rate plus a margin rate of 2.5% or the Eurodollar rate plus a margin rate of 3.5%. The revolving credit facility has a six-year term bearing interest at either the base rate plus a margin rate of up to 2.0% based on a leverage ratio or the Eurodollar rate plus a margin rate of up to 3.0% based on a leverage ratio.

        The issuance of Preferred Stock was effected pursuant to the Purchase Agreement dated April 22, 1999 between Stellex and SG Cowen Securities Corporation ("SG Cowen"). The Preferred Stock provides for cumulative dividends accruing at a rate of 13% per annum. On or prior to August 31, 2004, Stellex may, at its option , pay dividends either in cash or in additional shares of Preferred Stock. After August 31, 2004, dividends may be paid only in cash. The Preferred Stock is mandatorily redeemable on August 31, 2010 at a redemption price equal to 100% of the aggregate liquidation preference thereof, plus, without duplication , accumulated and unpaid dividends to the date of redemption. Stellex may, at its option , redeem the outstanding shares of Preferred Stock on or before January 1, 2000 (or March 15, 2000 under certain circumstances) or after August 31, 2004 at specified redemption prices together with accumulated and unpaid dividends, if any, to the date of redemption. Under certain circumstances, Stellex may also redeem the Preferred Stock with the proceeds of equity offerings. In connection with the issuance of the Preferred Stock, Stellex granted the warrants to purchase 1% of Stellex's issued and outstanding shares of common stock on the date of grant. The warrants have an exercise price of $.01 per share. In the event Stellex is not able to redeem the Preferred Stock on or before January 1, 2000 ( or March 15, 2000 under certain circumstances), Stellex will be required to grant additional warrants with an exercise price of $.01 per share to the purchaser of the Preferred Stock representing up to 5% of Stellex's issued and outstanding shares of common stock.

        On March 1, 1999, Stellex acquired all of the outstanding stock of Phoenix Microwave Corporation ("Phoenix"), a leading supplier of RF and microwave components, of Telford, Pennsylvania. Phoenix will operate together with Stellex Microwave Systems, Inc. in the RF/microwave component and sub-assembly market supplying commercial, wireless, military and space applications. Stellex will continue to manufacture in Phoenix Microwave's existing facility in Pennsylvania.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         Attached are the financial statements required by Item 7 of Form 8-K for the acquisition of Precision Machining:

         (1) Statements of Net Assets to be Sold and Operations to be Sold as of and for the years ended December 31, 1998 and 1997 of the Businesses of Precision Machining, Inc. and Affiliates to be Sold to Stellex Precision Machining, Inc. (a wholly owned subsidiary of Stellex Technologies, Inc.)

 (b)     Pro Forma Financial Information.

         Attached are the pro forma consolidated financial statements required by Item 7 of Form 8-K for the acquisition of Phoenix Microwave Corporation on March 1, 1999 and Precision Machining, Inc. on April 22, 1999:

         (1) The pro forma consolidated balance sheet and income statement for Stellex including the acquisition of Monitor Aerospace Corporation (May 29, 1998) as of December 31, 1998 and for the year then ended, respectively, as adjusted on a pro forma basis to present the unaudited balance sheet and income statement and related notes as of December 31, 1998 and for the year then ended, respectively, including the acquisition of Phoenix Microwave Corporation, the acquisition of Precision, the new senior secured credit facility, and the issuance of preferred stock (collectively, the "Transactions").

(c)      Exhibits.

2.1 Asset Purchase Agreement dated April 22, 1999, by and among Stellex Precision Machining, Inc., as purchaser, and Precision Machining, Inc., BK Metals, Inc., Billy Bert Meridith and the Billy Bert Meridith Trust.

10.1 Second Amended and Restated Credit Agreement, dated as of April 22, 1999, among the financial institutions party thereto, Stellex Technologies, Inc. and Societe Generale, in its capacity as administrative agent for the Lenders, First Union Commercial Corporation, in its capacity as collateral agent and documentation agent for the Lenders, Lehman Commercial Paper, Inc., in its capacity as syndication agent for the Lender, and Lehman Brothers, Inc. and SG Cowen Securities Corporation, as book-running arrangers.

10.2 Purchase Agreement for 13% Senior Cumulative Redeemable Preferred Stock dated April 22, 1999 between Stellex Technologies, Inc and SG Cowen Securities Corporation.

99.1 Press Release, dated April 22, 1999, announcing the acquisition of Precision Machining, Inc.

Item 7(a)

                  Businesses of Precision
                  Machining, Inc. and
                  Affiliates to be Sold to
                  Stellex Precision
                  Machining, Inc. (a wholly
                  owned subsidiary
                  of Stellex Technologies, Inc.)

                  Statements of Net Assets to be Sold and
                  Operations to be Sold as of and for the
                  Years Ended December 31, 1998 and 1997, and
                  Independent Auditors' Report

BUSINESSES OF PRECISION MACHINING, INC. AND AFFILIATES TO BE
   SOLD TO STELLEX PRECISION MACHINING INC.
(a wholly owned subsidiary of Stellex Technologies, Inc.)

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
  DECEMBER 31, 1998 AND 1997:

Statements of Net Assets to be Sold                                            2

Statements of Operations to be Sold                                            3

Notes to Financial Statements                                                4-7

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Precision Machining, Inc. and Affiliates
Wellington, Kansas

We have audited the accompanying statements of net assets of the businesses of Precision Machining, Inc. and affiliates (the "Company") to be sold to Stellex Precision Machining, Inc. (a wholly owned subsidiary of Stellex Technologies, Inc.) (as described in Note 1 to the financial statements), as of December 31, 1998 and 1997 and the related statements of operations to be sold for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the net assets and operations of the Company to be sold to Stellex Precision Machining, Inc. (a wholly owned subsidiary of Stellex Technologies, Inc.) (as described in Note 1 to the financial statements) and are not intended to be a complete presentation of the Company's assets and liabilities.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the businesses of Precision Machining, Inc. and affiliates as of December 31, 1998 and 1997 and the results of the related operations to be sold for the years then ended in conformity with generally accepted accounting principles.

March 23, 1999
(April 22, 1999 as to Note 1)

BUSINESSES OF PRECISION MACHINING, INC. AND AFFILIATES
   TO BE SOLD TO STELLEX PRECISION MACHINING INC.
(a wholly owned subsidiary of Stellex Technologies, Inc.)

STATEMENTS OF NET ASSETS TO BE SOLD
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------


                                                                                               1998                 1997

ASSETS

CURRENT ASSETS:
  Accounts receivable, no allowance for doubtful accounts necessary                       $ 3,009,710          $ 4,973,868
  Inventories, net                                                                          5,499,140            4,964,849
  Prepaid expenses and other current assets                                                    61,155               55,417
                                                                                         ------------         ------------
           Total current assets                                                             8,570,005            9,994,134

PROPERTY, PLANT AND EQUIPMENT, net                                                         18,079,285           11,047,571
                                                                                         ------------         ------------
TOTAL ASSETS                                                                               26,649,290           21,041,705


LIABILITIES

CURRENT LIABILITIES:
  Accounts payable                                                                            468,709              757,572
  Accrued expenses                                                                          1,029,199            1,089,902
                                                                                         ------------         ------------
           Total current liabilities                                                        1,497,908            1,847,474

OTHER LIABILITIES                                                                              84,471               72,953
                                                                                         ------------         ------------
NET ASSETS TO BE SOLD                                                                    $ 25,066,911         $ 19,121,278
                                                                                         ============         ============




See notes to financial statements.

BUSINESSES OF PRECISION MACHINING, INC. AND AFFILIATES
   TO BE SOLD TO STELLEX PRECISION MACHINING INC.
(a wholly owned subsidiary of Stellex Technologies, Inc.)

STATEMENTS OF OPERATIONS TO BE SOLD
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                             1998                 1997

SALES                                                                                    $ 34,141,432         $ 32,775,868

COST OF SALES                                                                              20,353,828           19,239,492
                                                                                         ------------         ------------
          Gross profit                                                                     13,787,604           13,536,376

GENERAL AND ADMINISTRATIVE EXPENSES                                                         2,151,586            1,761,227
                                                                                         ------------         ------------
OPERATING INCOME                                                                           11,636,018           11,775,149

OTHER INCOME (EXPENSE):
  Other income                                                                                 72,766               62,766
  Interest expense                                                                           (513,759)            (267,152)
                                                                                         ------------         ------------
          Total other income (expense)                                                       (440,993)            (204,386)
                                                                                         ------------         ------------

NET INCOME                                                                               $ 11,195,025         $ 11,570,763
                                                                                         ============         ============


See notes to financial statements.

BUSINESSES OF PRECISION MACHINING, INC. AND AFFILIATES TO BE
   SOLD TO STELLEX PRECISION MACHINING INC.
(a wholly owned subsidiary of Stellex Technologies, Inc.)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - On April 22, 1999, Precision Machining, Inc., BK Metals, Inc. and The Billy Bert Meridith Trust (collectively, the "Company") and Mr. Bill Meridith (the "Owner") completed the sale of certain businesses of the Company to Stellex Precision Machining, Inc. (a wholly owned subsidiary of Stellex Technologies, Inc.) ("Premach"). The assets sold and liabilities assumed with the businesses include the inventories, accounts receivable, certain property, plant and equipment, accounts payable, certain accrued expenses, and certain other assets and liabilities used in (1) the manufacture, distribution and sale of machined parts and sub-assembly components to the aerospace industry at the Company's facilities located in Wellington, Kansas and (2) the sale of scrap metal generated from the manufacturing processes of the Company. Since only certain of the Company's assets were sold to and certain liabilities were assumed by Premach, statements of financial position, cash flows and owners' equity are not applicable. The accompanying statements of net assets to be sold include only those assets acquired and those liabilities assumed in accordance with the Asset Purchase Agreement (the "Agreement"). In addition, the accompanying statements of operations to be sold includes only the operations acquired in accordance with the Agreement.

      During the periods covered by the statement of operations to be sold, the businesses were operated as part of a group under common control of the Owner. As such, certain expenses included in the statement of operations as presented on a historical basis may not continue subsequent to the sale of the businesses of the Company to Premach. These may include, but are not limited to, certain owners' expenses, rent, interest and depreciation expense relating to assets and liabilities of businesses or activities not being sold to or assumed by Premach. The financial statements, therefore, may not necessarily be indicative of the results of operations which would have occurred had the businesses sold to Premach been operated as a separate business during the periods presented.

      Customers - The Company's manufacturing facilities are in Kansas and its customer base is primarily in the continental United States. Approximately 6% of the Company's revenues are to the military segment of the industry and the remainder to commercial customers. The Company derives substantially all of its revenues from fixed price aerospace subcontracts. Sales to three customers approximated 78% and 80% of net revenues as of December 31, 1998 and 1997. Approximately 48% and 45% of the Company's revenues are, either directly or indirectly, to one customer as of December 31, 1998 and 1997.

      Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition - The Company's sales relating to manufactured parts are primarily under fixed price contracts, requiring delivery of products over several years and frequently provide the buyer with fixed pricing for follow-on orders within a specified period. Sales to customers are primarily recognized upon shipment.

      Inventories - Inventories are valued using the specific identification method. Inventory includes direct production costs, manufacturing and reimbursable engineering overhead and reimbursable production tooling costs. Non-reimbursed engineering and production tooling costs are charged to expense as incurred.

      In the event that work-in-process inventory plus estimated costs to complete a contract, or an appropriate combination of contracts, exceeds the anticipated remaining sales value of such contract(s), such excess is charged to current earnings, thus reducing inventory to estimated realizable value. In accordance with industry practice, inventoried costs are classified as current even though a portion is not expected to be realized in one year.

      Property, Plant and Equipment - Property, plant and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

                Asset Category                          Lives in Years

                Building                                    20-40
                Furniture and fixtures                      3-15
                Machinery and equipment                     3-20
                Vehicles                                     3-5
                Leasehold improvements                       5-6


      Income Taxes - Precision Machining, Inc. and BK Metals, Inc. have elected to be treated as S-Corporations for income tax reporting purposes. The Billy Bert Merideth Trust is a qualified trust under the Internal Revenue Code. Accordingly, these entities are not subject to most Federal and state income taxes and therefore no provision has been made in the accompanying financial statements relative to income taxes.

      Impairment of Long-Lived Assets - The Company reviews its long-lived assets, consisting of property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

2.     INVENTORIES, Net

                                                                 1998                1997

Raw materials                                               $    778,962        $ 1,320,484
Work-in-process                                                4,269,559          3,427,249
Finished goods                                                   650,619            417,116
                                                             -----------        -----------

                                                               5,699,140          5,164,849

Less: Reserve for losses on uncompleted contracts               (200,000)          (200,000)
                                                             -----------        -----------

                                                             $ 5,499,140        $ 4,964,849
                                                             ===========        ===========


3.    PROPERTY, PLANT AND EQUIPMENT


                                                               1998                 1997
Machinery and equipment                                   $ 25,846,814         $ 17,707,335
Furniture and fixtures                                          44,427               44,427
Vehicles                                                       183,416              178,688
                                                          ------------         ------------

                                                            26,074,657           17,930,450

Less accumulated depreciation and amortization               7,995,372            6,882,879
                                                          ------------         ------------

                                                          $ 18,079,285         $ 11,047,571
                                                          ============         ============


      Total depreciation and amortization expense was $1,669,000 and $1,188,150 for the years ended December 31, 1998 and 1997.


4.    ACCRUED EXPENSES

                                                               1998                  1997
Accrued compensation and payroll taxes                      $ 751,115             $ 912,749
Sales and use tax                                             108,050                84,728
Other                                                         170,034                92,425
                                                          -----------           -----------

                                                          $ 1,029,199           $ 1,089,902
                                                          ===========           ===========



5.    EMPLOYEE BENEFIT PLANS

      Profit Sharing Plan and 401 (k) Savings Plan - The Company maintains a qualified non-contributory profit sharing plan (the "Profit Sharing Plan") with an integrated 401(k) Savings Plan (the "Savings Plan") covering substantially all of its employees. The Profit Sharing Plan provides for contributions to a trust at the discretion of the Board of Directors. In April 1997, the Company commenced matching a percentage of employee contributions to the Savings Plan. For the years ended December 31, 1998 and 1997, the Company recorded compensation expense of $251,700 and $268,600, respectively, related to the Profit Sharing Plan and $108,500 and $78,400, respectively, related to the Savings Plan.

      Postretirement Benefits - The Company has executed deferred compensation/early retirement agreements with certain key employees. The net present value of commitments remaining on these agreements aggregated approximately $85,000 and $73,000 at December 31, 1998 and 1997, respectively.

6.     RELATED PARTY TRANSACTIONS

      The Company incurred interest expense to the Owner totaling $392,273 and $173,019 during the years ended December 31, 1998 and 1997, respectively, in relation to an informal credit arrangement which bore interest at 10% through May 31, 1998 and 7% subsequent thereto. In accordance with the Agreement, the informal credit arrangement will be terminated upon completion of the sale of the businesses.

                                     ******

Item 7(b)

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") have been derived by the application of pro forma adjustments to the historical financial statements of Phoenix and Precision combined with Stellex's historical and pro forma financial information previously filed on its Form 10-K for the period ending December 31, 1998. The pro forma statement of operations gives effect to the Transactions as if they were consummated on January 1, 1998. The pro forma balance sheet gives effect to the Transactions as if they were consummated on December 31, 1998. The pro forma adjustments are described in the accompanying notes.

The unaudited pro forma consolidated income statement excludes non-recurring charges directly related to the Transactions and which would affect expenses within the twelve months following the Transactions, including: (i) investment banking and advisory fees paid to affiliates of Stellex, (ii) increases in cost of sales arising from the write-up of inventories to fair market value and (iii) extraordinary losses due to early retirement of debt.

The Pro Forma Financial Statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and the notes thereto referred to in this item and in the Company's previously filed Forms 10-K and 10-Q.

The pro forma adjustments were applied to the respective historical financial statements to reflect the new capitalization of the Company and to account for the Transactions under the purchase method. Under purchase accounting, the respective purchase cost will be allocated to the acquired assets and liabilities based on their estimated fair values as of the closing date using assumptions that Stellex believes are reasonable under the circumstances. Since certain appraisals and studies have yet to be completed with regard to valuing the acquired assets and liabilities, adjustments, which could be significant, will be made during the allocation period based on these studies which could result in a substantial change in the excess of cost over the fair value of net assets acquired.

                           STELLEX TECHNOLOGIES, INC.

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                 Phoenix          Precision                            Pro Forma
                                Stellex         Microwave      Machining, Inc.    Pro Forma             Stellex
                              Technologies(1)  Corporation                       Adjustments          Technologies
                             ------------------------------------------------ ------------------------------------
Net sales                    $  207,390        $   14,752        $    34,141     $         -          $    256,283
Cost of sales                   148,324             9,082             20,354            (716)   (a)        177,044
                             ----------       -----------         ----------     ------------         ------------


Gross profit                     59,066             5,670             13,787             716                79,239
Selling, general & admin         22,357             2,336              2,151             206    (b)         27,050
Research & development            5,068             1,490                  -               -                 6,558
Amort of intangibles              4,983                28                  -           2,630     (c)         7,641
                             ----------       -----------         ----------     ------------         ------------
Operating income                 26,658             1,816             11,636          (2,120)               37,990

Interest expense                 20,529               120                514           6,681    (d)         27,844
Other expense (income)              104                (8)                 -             (73)                   23
                             ----------       -----------         ----------     ------------         ------------
Income (loss) before tax          6,025             1,704             11,195          (8,728)               10,196
Provision for taxes               3,412               632                  -           1,054    (e)          5,098
                             ----------       -----------         ----------     ------------         ------------
Net income                   $    2,613        $    1,072          $ 11,195      $    (9,782)         $      5,098
                             ==========       ===========         ==========     ============         ============


(1) The numbers shown reflect the historical results of operations of Stellex Technologies for the year ended December 31, 1998 and include certain pro forma adjustments to give effect to the May 29, 1998 acquisition of Monitor Aerospace as if it were consummated January 1, 1998. Such pro forma financial information and a description of the related pro forma adjustments was previously filed in Stellex Technologies Form 10-K for the period ending December 31, 1998.

           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

(a) The pro forma adjustment to cost of sales includes the following (in thousands):

                                                                         Phoenix Microwave     Precision Machining

          Reduction in owner's salary                                                -              $   (709)
          Elimination of existing building rent expense paid to an
                owner's affiliate                                          $      (213)                 (519)
          Rent expense paid on building per new lease with owner                     -                   560
          Depreciation on building purchased from owner's affiliate                 33                     -
          Incremental depreciation on revolved property, plant and
                equipment                                                           19                   765
          Amortization of long-lived tooling charges                                 -                    47
          Capitalization of long-lived tooling charges                               -                  (699)
                                                                           ------------          ------------
                                                                           $      (161)          $      (555)
                                                                           ============          ============

    Stellex Precision Machining, Inc. has entered into a multi-year consulting agreement with a former owner of Precision Machining which substantially reduces the salary component of Stellex's ongoing operating expenses.

    Stellex Precision Machining, Inc. has entered into a new lease agreement with one of its former owners on the buildings which house the business' operations.

    Stellex capitalizes production tooling costs due to their long-lived utility. Production tooling costs are then amortized over the estimated number of product deliveries based on the estimated life of the related program.

    Stellex purchased the building which houses the Phoenix Microwave business from an affiliate of the former owners subsequent to the acquisition.

(b) The pro forma adjustment to selling, general and administrative expenses includes the following (in thousands):

                                                                         Phoenix Microwave     Precision Machining

          Elimination of rental expense paid to affiliate                      $    (53)                  -
          Depreciation on building purchased from affiliate                           9                   -
          Addition of administrative personnel and other costs                        -            $    250
                                                                               ---------           ---------
                                                                               $    (44)           $    250
                                                                               =========           =========

(c) The pro forma adjustment to amortization of intangibles represents the amortization of goodwill and other identifiable intangible assets of $585,000 for Phoenix and $2,045,000 for Precision Machining, representing a 15 year life for Phoenix and 25 year life for Precision Machining.

(d) The pro forma adjustment to interest expense and amortization of deferred financing costs reflects the following (in thousands):

                                                                       Year ended
                                                                   December 31, 1998

     Elimination of existing interest expense                              $ (21,163)
     Interest expense on estimated average borrowing under the
            Revolving Credit Facility of $25.0 million                         2,000
     Interest expense on the Term Loans                                       14,150
     Interest expense on the senior subordinated notes                         9,500
     Interest expense on other existing debt                                     797
     Amortization of deferred financing costs                                  1,397
                                                                        ------------
                                                                           $   6,681

(e) The pro forma adjustment reflects the effect of the Transactions on the provision for income taxes. The tax provision for the pro forma year ended December 31, 1998 reflects the effect of certain permanent tax differences relating to the basis in property, plant and equipment and intangibles.

                           STELLEX TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                           Phoenix        Precision                           Pro Forma
                                           Stellex        Microwave      Machining,      Pro Forma             Stellex
                                         Technologies    Corporation        Inc.        Adjustments          Technologies
                                        -----------------------------------------------------------------------------------
Assets:
-------
Cash                                    $        1,405    $        761              -            -            $      2,166
Accounts receivable, net                        28,452           1,779      $   3,010            -                  33,241
Inventory                                       58,329           5,729          5,499    $   1,822     (a)          71,379
Prepaid expenses                                 3,200             167             61            -                   3,428
Deferred taxes                                   3,318                                        1,619    (d)           4,937
                                        --------------    ------------    ------------   ----------           ------------
                                                                     -              -
       Total current assets                     94,704           8,436          8,570        3,441                 115,151

Property, plant and equipment                   53,871             813         18,079        9,407     (a)          83,717
                                                                                             1,547     (b)
Goodwill and other identified intangibles      113,338               -              -       59,888     (a)         173,226
Deferred financing costs                         9,033               -              -       (4,152)    (d)          12,603
                                                                                             7,722     (a)

Other assets                                     2,284              82              -            -                   2,366
                                        --------------    ------------    ------------   ----------           ------------
                                                                                    -            -
       Total assets                     $      273,230    $      9,331      $  26,649  $    77,853            $    387,063
                                        ==============    ============    ===========  ===========            ============

Liabilities and Stockholders' Equity:
-------------------------------------
Accounts payable                                11,639             930            469            -                  13,038
Accrued liabilities                             18,049           3,506          1,029            -                  22,584
Current portion of long term debt                5,533             251                       2,016   (e)             7,800
                                        --------------    ------------    ------------   ----------           ------------
                                                                                    -
       Total current liabilities                35,221           4,687          1,498        2,016                  43,422

Revolving Credit Agreement                      13,500               -              -       10,529     (e)          24,029
Term Loan Facility - A                          26,500               -              -       28,500     (e)          55,000
Term Loan Facility - B                          59,100               -              -       49,900     (e)         109,000
Senior Subordinated Notes                      100,000               -              -            -                 100,000
Other long term obligations                      9,053             349             84            -                   9,486
Deferred taxes                                  20,029              53                                              20,082
                                        --------------    ------------    ------------   ----------           ------------
                                                                                    -            -
       Total liabilities                       263,403           5,089          1,582       90,945                 361,019
Mandatorily Redeemable Preferred Stock               -               -              -       19,300     (c)          19,300


Preferred stock                                 11,450               -              -            -                  11,450
Common stock                                        50               1              -           (1)    (a)              50
Additional paid-in-capital                       3,054             545              -          700     (c)           3,754
                                                                                              (545)    (a)

Retained Earnings (Accumulated
deficit)                                                                                    (1,250)    (a)

                                                                                           (25,067)    (a)
                                                                                            (3,696)    (a)

                                               (4,727)           3,696        25,067        (2,533)    (d)         (8,510)
                                        --------------    ------------    ------------   ----------           ------------

       Total liabilities and
       stockholders' equity                $   273,230      $    9,331     $   26,649  $    77,853            $ 387,063
                                         ==============    ============    ===========  ===========            ============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) The acquisitions of Phoenix and Precision Machining have been accounted for as a purchase applying the provisions of Accounting Principles Board Opinion No. 16 ("APB 16"). The respective purchase cost has been allocated to acquired assets and liabilities based on their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. As a result, further adjustments, which could be significant, will be made during the allocation period based on these studies which could result in a substantial change in the excess of cost over the fair value of net assets acquired. The purchase cost and preliminary allocation of the excess of cost over the net book value of assets acquired is as follows (in thousands):

                                                                                 Phoenix        Precision
                                                                                Microwave       Machining
                                                                                ---------       ---------
               Purchase Cost:
               --------------
               Consideration paid in acquisition                                 $  14,000     $    85,568
               Debt assumed at closing                                                 600               -
               Fees and expenses                                                       364           9,801
               Less: cash acquired at closing                                         (761)              -
                                                                               -----------     -----------
                                                                                                         -
                      Total purchase cost                                           14,203          95,369
               Book value per historical financial statements                        4,242          25,067
                                                                               -----------     -----------
               Excess of purchase cost over net book value of shares or
                 assets acquired                                                     9,961          70,302

               Allocated to:
               -------------
               Property, plant and equipment                                           230           9,177
               Inventory (recognition of manufacturer's profit)                        789           1,033
               Deferred financing costs                                                  -           7,722
               Investment banking fees to an affiliate                                 174           1,250
                                                                               -----------     -----------
               Remaining of excess of purchase cost over fair value
                of net assets acquired                                         $     8,768     $    51,120
                                                                               ===========     ===========


(b) Subsequent to the acquisition of Phoenix, the Company acquired the land and building, which houses the business operations, from a partnership that was an affiliate of certain owners. The purchase price was $1,547,000 which approximated fair value.

(c) Concurrent with the acquisition of Precision Machining, the Company issued senior redeemable preferred stock for $20,000,000. The basis was recorded net of expenses incurred relating to the issuance of the preferred stock and the value of redeemable warrants attached to the shares of preferred stock.

        Consideration received for the preferred stock       $   20,000
        Fair value of warrants issued                              (700)
                                                             ----------
        Net amount recorded                                  $   19,300
                                                             ==========


(d) As a result of the refinancing of the senior secured credit facility, $4,152,000 of deferred financing costs relating to the existing senior secured credit facility was written off. This resulted in a net income impact (net of income taxes of $1,619,000) of $2,533,000.

(e) Reflects the effect of adjusting for acquisition related borrowings under the Term A Facility, the Term B Facility, the Revolving Facility and the current maturities scheduled under these facilities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Stellex Technologies, Inc.

                                    (Registrant)

Dated:  May 7, 1999                 /s/ William L. Remley
                                    ---------------------
                                    Vice Chairman, President, Chief
                                    Executive Officer, Treasurer and
                                    Director of Stellex Technologies, Inc.

                                  EXHIBIT INDEX

2.1 Asset Purchase Agreement dated April 22, 1999, by and among Stellex Precision Machining, Inc., as purchaser, and Precision Machining, Inc., BK Metals, Inc., Billy Bert Meridith and the Billy Bert Meridith Trust.

10.1 Second Amended and Restated Credit Agreement, dated as of April 22, 1999, among the financial institutions party thereto, Stellex Technologies, Inc. and Societe Generale, in its capacity as administrative agent for the Lenders, First Union Commercial Corporation, in its capacity as collateral agent and documentation agent for the Lenders, Lehman Commercial Paper, Inc., in its capacity as syndication agent for the Lender, and Lehman Brothers, Inc. and SG Cowen Securities Corporation, as book-running arrangers.

10.2 Purchase Agreement for 13% Senior Cumulative Redeemable Preferred Stock dated April 22, 1999 between Stellex Technologies, Inc and SG Cowen Securities Corporation.

99.1 Press Release, dated April 22, 1999, announcing the acquisition of Precision Machining, Inc.